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                                                                  EXHIBIT 23(a)




INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Layne Christensen Company and subsidiaries on Form S-8 of our reports dated March 31, 2003 and April 2, 2003, appearing in the Annual Report on Form 10-K of Layne Christensen Company for the year ended January 31, 2003.


/s/ Deloitte & Touche LLP


Kansas City, Missouri
April 8, 2003